                                                                     EXHIBIT 3.1
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            DORCHESTER MINERALS, L.P.
                        (a Delaware limited partnership)

          This Certificate of Limited Partnership (this "Certificate"), effective as of the date and time provided below, has been executed in connection with the formation of a limited partnership (the "Partnership") pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act"). The General Partner of the Partnership certifies that:

          1. Name: The name of the Partnership is Dorchester Minerals, L.P.
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          2. General Partner: The General Partner of the Partnership is
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Dorchester Minerals Management LP, a Delaware limited partnership. The mailing and business address of the General Partner is 3738 Oak Lawn Ave., Dallas, Texas 75219.

          3. Registered Office and Registered Agent: The Partnership's
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registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the Company's registered agent at that address is The Corporation Trust Company.

          4. Effective Date and Time. The effective date and time of the
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formation of the Partnership shall be 11:59 p.m. Eastern Standard Time on December 12, 2001.

          IN WITNESS WHEREOF, the undersigned General Partner has caused this Certificate to be executed effective as of 11:59 Eastern Standard Time on December 12, 2001

                             Dorchester Minerals Management LP, a
                             Delaware limited partnership

                                 By:   Dorchester Minerals Management
                                       GP LLC, a Delaware limited
                                       liability company, its general partner


                                       By:    /s/ James E. Raley
                                          -----------------------------
                                       Name:  James E. Raley
                                       Title: Chief Operating Officer